                                                                    EXHIBIT 10.2

                     SEPARATION AGREEMENT AND MUTUAL RELEASE

         THIS SEPARATION AGREEMENT AND MUTUAL RELEASE (this "Agreement"), made and entered into as of this 16th day of July, 2003 (the "Effective Date"), by and between Cole National Corporation, a Delaware corporation ("Parent"), Cole National Group, Inc., a Delaware Corporation ("CNG"), Cole Vision Corporation, a Delaware corporation ("Cole Vision"), Pearle, Inc. a Delaware corporation ("Pearle"), Things Remembered, Inc., a Delaware corporation ("Things Remembered", collectively with CNG, Cole Vision and Pearle, the "Subsidiaries"), and Jeffrey A. Cole ("Executive"), an individual residing in the State of Florida.

                              W I T N E S S E T H:

         WHEREAS, until June 25, 2003 Executive served as the Chairman of the Board of Directors of each of the Subsidiaries and Parent ("Chairman") and as Chief Executive Officer of Parent and CNG ("CEO") pursuant to an employment agreement entered into as of December 17, 1998 (the "Employment Agreement"); and

         WHEREAS, the Company made various decisions and taken various actions regarding Executive's future role at the Company; and

         WHEREAS, the Executive determined that the Company's decisions and actions constitute Constructive Termination within the meaning of Section 6(e) of the Employment Agreement; and

         WHEREAS, by mutual agreement between Executive and the Parent and each of the Subsidiaries (collectively, the "Company"), except as otherwise provided in Article I hereof, Executive resigned from all of his positions with the Company, including, without limitation, as Chairman and CEO effective as of June 25, 2003 (the "Termination Date"); and

         WHEREAS, the Company and Executive have mutually agreed to treat the Executive as if he were Constructively Terminated from the Company for purposes of settling their respective obligations under the Employment Agreement.

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein and in satisfaction of the Company's obligations under the Executive's Employment Agreement, the Company and Executive agree as follows:

ARTICLE I: SEPARATION

         Executive hereby acknowledges his resignation and termination as an employee and officer of each of the Parent and the Subsidiaries effective as of the close of business on the Termination Date. Notwithstanding the foregoing, Executive shall continue to serve on the

Board of Directors of the Parent and, in connection therewith, shall be entitled to the same fees and benefits as provided to other non-employee directors thereof.

ARTICLE II: SEVERANCE PAYMENTS AND BENEFITS

         Section 2.1 Severance Payments. On the Effective Date, in satisfaction of its obligations under Section 6(a) and (b) the Employment Agreement (and as set forth on Appendix A hereto), the Parent shall cause Executive to be paid a lump-sum cash payment equal to $5,230,000, such payment to be paid by Parent into the Escrow Fund established pursuant to the Escrow Agreement dated the effective Date between Parent, Executive and Key Bank National Association ("Escrow Agreement").

         Section 2.2 Equity Awards.

                  (a) Stock Options. On the Effective Date, all outstanding stock options granted to Executive by the Parent ("Options") shall vest and remain exercisable in accordance with the terms of the relevant option agreement with the Company (the "Option Agreements") based on Executive's termination from the Company being treated as a "Termination Event" under the relevant Option Agreement with the Company and as set forth in Appendix B (attached hereto).

                  (b) Restricted Stock. On the Effective Date, all restrictions and forfeiture provisions applicable to any restricted stock award granted to Executive by the Company (or similar type of awards) shall lapse and Executive shall immediately vest into such awards in accordance with the terms of the restricted stock grant agreement.

         Section 2.3 Split-Dollar Life. The Parent and Executive mutually agree that on the Effective Date, their respective obligations under the Amended and Restated Split-Dollar Agreement, dated January 25, 2002, between Parent and Jo Merrill, as Trustee ("Trustee") of the Jeffrey A. Cole Insurance Trust ("Trust") and all subsequent amendments thereto (the "Split-Dollar Agreement") shall cease. In satisfaction of its obligations under the Split-Dollar Agreement, on the Effective Date the Parent shall cause to be paid to Executive a lump-sum cash payment equal to $2,100,000 (inclusive of any tax liability that may result from termination of the "Split-Dollar Agreement"). Executive shall take all action necessary to cause the transfer the Cole National Corporation Future Corporate Variable Universal Life Policy to the Company. Parent shall make the payment required under this section 2.3 into the Escrow Fund established pursuant to the Escrow Agreement. Executive shall cause the Parent to be released from its obligations under the Split-Dollar Agreement by the Trustee and by the beneficiaries of the Trust, and shall furnish evidence to the Parent of the approval by the Trustee and the beneficiaries of the Trust to the payment to be made to Executive pursuant to this section 2.3. Executive will hold Parent harmless against any claim by the Trustee or beneficiaries of the Trust in connection with the Split-Dollar Agreement.

         Section 2.4 Supplemental Executive Retirement Plan. On the Effective Date, CNG shall pay Executive a lump-sum cash payment equal to $4,600,000 (plus interest at one percent (1%) per annum accrued from the Termination Date, calculated on the basis of a 365 day year) which amount equals the actuarially equivalent value of Executive's retirement benefit under

CNG's 1999 Supplemental Retirement Benefit Plan (including all amendments thereto) (the "SERP Plan") and is inclusive of any amounts set aside by the Company to satisfy it obligations under the SERP Plan.

         Section 2.5 Deferred Compensation Plan. On the Effective Date Date, CNG shall pay Executive a lump-sum cash payment equal to his accrued benefit under the CNG Deferred Compensation Plan for Executives and Other Senior Management (whether or not currently vested). Such amount shall include applicable earnings from the Termination Date through the Effective Date.

         Section 2.6 Company Benefits. The Company shall continue to provide Executive's mother, at the same cost to her, with the same welfare benefits as it provided her prior to the Termination Date for the remainder of her life.

         Section 2.7 Withholding of Taxes. The Company may withhold from any benefits or compensation payable under this Agreement all federal, state, city or other taxes as may be required pursuant to any law or governmental regulation or ruling, provided, however, that the Company agrees to not withhold any amounts with respect to the income taxes of the State of Ohio that may be imposed on the payments under this Agreement, and provided further, that Executive shall indemnify and hold harmless the Company against penalties, interest or other amounts that may be levied against the Company in connection with the Company not withholding any amounts with respect to the income taxes of the State of Ohio that may be imposed on the payments under this Agreement.

         Section 2.8 Company Loans. For purposes of the Secured Promissory Note, dated November 17, 2000, in the face amount of $666,666.00 (the "Note"), Executive's employment terminated as set forth in Section 2(b) and as such, the Unpaid Amounts (as defined in the Note) shall, upon demand of the Parent given in writing to Executive, become due and payable one year from the date of such notice. As such, Executive agrees that this Agreement shall serve as the notice contemplated under Section 2(b) of the Note and Executive intends to satisfy his obligations under the Note on or about October 1, 2003 in the manner contemplated under Section 1 of the Note. It is anticipated that Executive shall satisfy his obligations in whole or in part as provided for in Section 1(d) of the Note and the Company agrees that upon his satisfaction to release the Pledged Stock (as defined in the Stock Pledge and Security Agreement, between Executive and Parent, dated November 17, 2000 (the "Pledge Agreement")) in accordance with the terms of the Pledge Agreement.

ARTICLE III: SURVIVAL OF CERTAIN PROVISIONS OF THE EMPLOYMENT AGREEMENT

         Section 3.1 Excise Tax Gross-Up. To the extent applicable at any time following the Termination Date, Section 7 of the Employment Agreement shall survive the termination of the Employment Agreement to carry-out its intended effect.

         Section 3.2 Restrictive Covenants. Sections 8(a), (c), (d) and (e) of the Employment Agreement shall continue to apply following the termination of the Employment Agreement.

         Section 3.3 Charter Provisions. Section 12 of the Employment Agreement shall continue to apply following the termination of the Employment Agreement; provided, however, that the Company may, at its option, make a lump-sum cash payment to Executive of $1,000,000 in exchange for which Executive shall relinquish his right under Section 12(b) to prevent Parent from changing its corporate name. For purposes of Section 12 and any other provision of the Employment Agreement, Executive shall not be deemed to have been terminated for cause (as defined in the Employment Agreement).

ARTICLE IV: RELEASE

         Section 4.1 Release of Claims by Executive.

                  (a) Executive, for himself and for his representatives, heirs, attorneys, and agents, in consideration of the payments and benefits described in this Agreement, hereby agrees to and does hereby irrevocably and unconditionally release, acquit, and forever discharge the Company, its respective current and former officers, directors, shareholders, employees, representatives, heirs, attorneys and agents, as well as its respective predecessors, parent companies, subsidiaries, affiliates, divisions, successors and assigns and their respective current and former officers, directors, shareholders, employees, representatives, attorneys and agents with respect to and from any and all causes of action, claims, actions, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character, which Executive may have against the Company by reason of or arising out of, touching upon or concerning Executive's employment with the Company and the separation of his employment, or any statutory claims, or any and all other matters of whatever kind, nature or description, whether known or unknown, occurring from the beginning of the world and until and including the Termination Date, including, but not limited to, claims for wrongful or unlawful discharge; violations of Title VII of the Civil Rights Act of l964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act ("ADEA"), 29 U.S.C.
Section 621, et. seq., the Older Workers Benefit Protection Act ("OWBPA"), 29 U.S.C. Section 626(f); violation of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"); the Equal Pay Act, the Americans with Disabilities Act of 1991, the Worker Adjustment and Retraining Notification Act, and/or the Family and Medical Leave Act, including all amendments to any of the aforementioned Acts; violations of any other federal, state and/or municipal fair employment statutes or laws; or violations of any other law, rule, regulation, or ordinance pertaining to employment wages, compensation, hours worked, or any other aspect of his employment relationship with the Company. Notwithstanding the foregoing, nothing in this Agreement shall be construed as a waiver by Executive of his right to enforce the provisions of this Agreement, the Option Agreements, any restricted stock award agreements, any loan agreements, any indemnification agreements he is party to with the Company, that relates to any provisions of the Employment Agreement which survive its termination or to receive any benefit or compensation under any "employee benefit plan" as such term is defined in Section 3(3) of ERISA or limit the right of Executive to seek to enforce the provisions of this Agreement or challenge the validity of this release under ADEA.

                  (b) By executing this Agreement, Executive acknowledges that:

                           (i)      The Company, by this Agreement, has advised
Executive to consult with an attorney prior to executing this Agreement;

                           (ii)     Executive has had the opportunity to consult
with his own attorney concerning this Agreement, and Executive's attorney actively has negotiated the terms of this Agreement on Executive's behalf;

                           (iii)    This release does not include claims arising
after the Termination Date;

                           (iv)     The Company has provided Executive the
opportunity to review and consider this Agreement for twenty-one (21) days from the date Executive receives this Agreement. At Executive's option and sole discretion, Executive may waive the twenty-one (21) day review period and execute this Agreement before the expiration of twenty-one (21) days. In electing to waive the twenty-one (21) day review period, Executive acknowledges and admits that he was given a reasonable period of time within which to consider this Agreement and his waiver is made freely and voluntarily, without duress or any coercion by any other person; and

                           (v)      Executive understands that this Agreement
and the release contained herein waive claims and rights Executive may have under ADEA. For a period of seven (7) days after execution of this Agreement, Executive may revoke the terms of this Agreement relating to ADEA claims. Executive agrees that any such revocation is not effective unless it is made in writing and delivered to the Company by the end of the seventh (7th) calendar day.

         Section 4.2 Release of Claims by the Company. In consideration of the mutual promises and covenants contained in this Agreement, and after consultation with counsel, each of the Parent and each Subsidiary for itself and for its respective current and former officers, directors, shareholders, employees, representatives, heirs, attorneys and agents, as well as its respective predecessors, parent companies, subsidiaries, affiliates, divisions, successors and assigns and their respective current and former officers, directors, shareholders, employees, representatives, attorneys and agents ("Releasors"), agrees to and does hereby irrevocably and unconditionally release, acquit and forever discharge Executive, and each of his respective heirs, representatives, agents, successors and assigns ("Releasees") with respect to and from any and all causes of action, claims, actions, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character, which Releasors may have against Releasees by reason of or arising out of, touching upon or concerning Executive's employment or service with the Company and the separation of his employment and service, or any statutory claims, or any and all other matters of whatever kind, nature or description, whether known or unknown, occurring from the beginning of the world and until and including the Termination Date. Notwithstanding the foregoing, nothing in this Agreement shall be construed as a waiver by the Company of its right to enforce the provisions of this Agreement.

ARTICLE V: INDEMNIFICATION

         Following the Termination Date, Executive shall continue to be indemnified by the Parent and each of the Subsidiaries to the same extent as currently provided under Executive's indemnification agreement and/or Employment Agreement with the Parent and/or the Subsidiaries and in any event, to the maximum extent permitted by law.

ARTICLE VI: NON-DISPARAGEMENT.

         The parties hereto acknowledge and agree that they will not defame or publicly criticize the services, business, integrity, veracity or personal or professional reputation of the other party (and in the case of the Company, its officers, directors, partners, executives, affiliates, or agents thereof) in either a professional or personal manner.

ARTICLE VII: MISCELLANEOUS

         Section 7.1 Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered, sent by facsimile or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to such address as provided in the signature pages hereto or sent to such other address or facsimile number as each party may furnish to the other in writing from time to time in accordance with this
Section 7.1.

         Section 7.2 Applicable Law. This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Ohio without giving effect to any choice of law principles.

         Section 7.3 No Waiver. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall (a) be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time or (b) preclude insistence upon strict compliance in the future.

         Section 7.4 Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect and such invalid or unenforceable provision shall be reformulated by such court to preserve the intent of the parties hereto.

         Section 7.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

         Section 7.6 Headings. The paragraph headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

         Section 7.7 Gender and Plurals. Wherever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural and conversely.

         Section 7.8 Affiliate. As used in this Agreement, unless otherwise indicated, "affiliate" shall mean any person or entity which directly or indirectly through any one or more intermediaries owns or controls, is owned or controlled by, or is under common ownership or control with the Company.

         Section 7.9 Successors; Binding Agreement.

                  (a) Company's Successors. No rights or obligations of the Parent and each of the Subsidiaries under this Agreement may be assigned or transferred except that the Parent or any Subsidiary, as the case may be, may assign its respective obligations under this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Parent or Subsidiary, as the case may be, if such successor expressly assumes and agrees to perform this Agreement in the same manner and to the same extent that the Parent or the Subsidiary, as the case may be, would be required to perform it if no such succession had taken place. No such assignment shall relieve the assigning party of any of its obligations hereunder.

                  (b) Executive's Successors. No rights or obligations of Executive under this Agreement may be assigned or transferred by Executive other than his rights to payments or benefits hereunder, which may be transferred only by will or the laws of descent and distribution. Upon Executive's death, this Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to Executive's interests under this Agreement. Executive shall be entitled to select and change a beneficiary or beneficiaries to receive any benefit or compensation payable hereunder following Executive's death by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary(ies), estate or other legal representative(s). If Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to such person or persons so appointed in writing by Executive, or otherwise to his legal representatives or estate.

         Section 7.10 Entire Agreement. Except as otherwise specifically provided herein, this Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, contains all the covenants, promises, representations, warranties and agreements between the parties with respect to Executive's resignation and termination from the Company and supersedes all prior employment or severance agreements between Executive and the Company or any of its predecessors or affiliates, including, but not limited to, the Employment Agreement. Except as otherwise provided herein, each party to this Agreement acknowledges that no representation, inducement, promise or agreement, oral or written, has been made by either party, or by anyone acting on behalf of either party, which is not embodied herein, and that no agreement, statement, or promise relating to Executive's resignation from the Company, that is not contained in this Agreement, shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by the party to be charged.

         Section 7.11 Arbitration; Legal Fees. If any contest or dispute arises between the parties with respect to this Agreement, such contest or dispute shall be submitted to binding arbitration for resolution in Cleveland, Ohio in accordance with the rules and procedures of the Employment Dispute Resolution Rules of the American Arbitration Association then in effect. The decision of the arbitrator shall be final and binding on both parties, and any court of competent jurisdiction may enter judgment upon the award. All costs of the arbitration (including the fee paid to the arbitrator) are to be shared equally by the parties. Each party shall pay its own attorney's fees relating to such dispute and/or arbitration. On the Effective Date, the Company shall reimburse Executive (or at the direction of Executive, shall pay directly to his legal and financial advisors) for all legal and professional fees and other expenses reasonably incurred by Executive in the negotiation and preparation of this Agreement in an amount not to exceed $200,000.

         Section 7.12 Noncontravention. Each of the Parent and the Subsidiaries separately represent that it is not prevented from entering into or performing this Agreement by the terms of any law, order, rule or regulation, its by-laws or otherwise, or any agreement to which it is a party. In addition, each of the Parent and the Subsidiaries separately represent and warrant that it has the legal authority to enter into this Agreement and has taken all necessary action relating thereto, and that this Agreement has been duly executed and delivered by it.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                           COLE NATIONAL CORPORATION
                                           1925 Enterprise Parkway
                                           Twinsburg, Ohio 44087
                                           Attention: General Counsel

                                           By: /s/Leslie D. Dunn
                                              ----------------------------------
                                              Senior Vice President

                                           COLE NATIONAL GROUP, INC.
                                           1925 Enterprise Parkway
                                           Twinsburg, Ohio 44087
                                           Attention: General Counsel

                                           By: /s/Leslie D. Dunn
                                              ----------------------------------
                                              Senior Vice President

                                           COLE VISION CORPORATION
                                           1925 Enterprise Parkway
                                           Twinsburg, Ohio 44087
                                           Attention: General Counsel

                                           By: /s/Leslie D. Dunn
                                              ----------------------------------

                                           PEARLE, INC.
                                           1925 Enterprise Parkway
                                           Twinsburg, Ohio 44087
                                           Attention: General Counsel

                                           By: /s/Leslie D. Dunn
                                              ----------------------------------
                                              Senior Vice President

                                           THINGS REMEMBERED, INC.
                                           1925 Enterprise Parkway
                                           Twinsburg, Ohio 44087
                                           Attention: General Counsel

                                           By: /s/Leslie D. Dunn
                                              ----------------------------------
                                              Senior Vice President

                                           /s/Jeffrey A. Cole
                                           -------------------------------------
                                           Jeffrey A. Cole
                                           211 Esplanade Way
                                           Palm Beach , Florida 33480

                 Appendix A to the Separation and Mutual Release

                           Itemization of Section 2.1

In satisfaction of the obligations under Sections 6(a) and (b) of the Employment Agreement the Company shall pay Executive a lump-sum cash payment equal to $5,330,000 which represents the following amounts:

1.       Severance (Section 6(a) of the Employment Agreement............        $2,500,000

2. Cash out of welfare benefits and perquisites pursuant to Sections 6(b) of the Employment Agreement as follows:

                       Office and secretarial services..................        $2,000,000

                       Retiree medical benefits.........................        $  500,000

                       Automobile.......................................        $   30,000

                       Personal financial planning......................        $  200,000

                       Total............................................        $5,230,000

                 Appendix B to the Separation and Mutual Release
                 Stock Option Summary Pursuant to Section 2.2(a)

GRANT DATE         NUMBER OF OPTIONS         EXERCISE PRICE         EXPIRATION DATE
------------------------------------------------------------------------------------
  7/31/93                65,907                  12.25              7/30/03
------------------------------------------------------------------------------------
  3/16/95                 5,000                   9.75              1 year from
                                                                    Termination Date
------------------------------------------------------------------------------------
  8/17/95                 7,500                  12.50              1 year from
                                                                    Termination Date
------------------------------------------------------------------------------------
  2/22/96               210,000                  10.81              1 year from
                                                                    Termination Date
------------------------------------------------------------------------------------
 12/17/98               250,000                  15.45              1 year from
                                                                    Termination Date
------------------------------------------------------------------------------------
  3/23/00                25,000                   6.50              1 year from
                                                                    Termination Date
------------------------------------------------------------------------------------
  1/25/02               250,000                  15.15              5 years from
                                                                    Termination Date
------------------------------------------------------------------------------------
  5/22/02                15,156                  15.75              1 year from
                                                                    Termination Date
------------------------------------------------------------------------------------

                                ESCROW AGREEMENT

         This ESCROW AGREEMENT (this "AGREEMENT") is entered into on this 16th day of July, 2003 by and between Cole National Corporation, a Delaware corporation (the "COMPANY"), Jeffrey A. Cole, an individual residing at 211 Esplanade Way, Palm Beach Florida ("COLE"), and Key Bank, N.A. (the "ESCROW AGENT"), as escrow agent.

         WHEREAS, pursuant to the terms of the Separation Agreement between the Company and the Executive dated July 16, 2003, the Company shall cause Cole to be paid a lump-sum settlement of $12,130,000, less amounts required to be withheld for taxes, representing various entitlements under the terms of his Employment Agreement (the "SETTLEMENT AMOUNT");

         WHEREAS, Section 1103 of the Sarbanes-Oxley Act of 2002 (hereinafter referred to as the "ACT") generally provides that whenever during the course of a lawful investigation involving possible violations of Federal Securities laws by an issuer of publicly traded securities or any of its officers or directors, it appears to the Securities and Exchange Commission (the "SEC") that it is likely that the issuer will make extraordinary payments (whether compensation or otherwise) to any of the foregoing persons, the SEC may petition a Federal district court for a temporary order requiring the issuer to escrow, subject to court supervision, those payments in an interest-bearing account for 45 days; and

         WHEREAS, the SEC and Cole have entered into an agreement (the "LETTER AGREEMENT") (a copy of which is attached hereto as Exhibit A) whereby in lieu of the SEC seeking an order under Section 1103 of the Act, the Company and Cole have agreed to cause the deposit of an aggregate of $7,330,000, less amounts withheld for taxes, of the Settlement Amount on the date hereof with the Escrow Agent in accordance with and subject to the terms of this Escrow Agreement.

         NOW, THEREFORE, Cole, Company and the Escrow Agent hereby agree as follows:

         Cole and Company do hereby appoint and designate the Escrow Agent as escrow agent for the purposes set forth herein and the Escrow Agent does hereby accept such appointment under the terms and conditions set forth herein.

1.   ESTABLISHMENT OF ESCROW FUND

     Simultaneous with the execution of this Escrow Agreement, the Company shall cause there to be deposited with the Escrow Agent the sum of SEVEN MILLION THREE HUNDRED HUNDRED THIRTY THOUSAND DOLLARS ($7,330,000), less amounts withheld for taxes, (such amount, as such amount may be increased from time to time by earnings thereon, the ("ESCROW FUND")). The Escrow Agent shall hold, administer and disburse the Escrow Fund pursuant to the terms and conditions hereof. The Escrow Agent shall initially invest or reinvest the Escrow Fund, without distinction between principal and income, in accordance with the provisions of Section 2 hereof.

2.   INVESTMENT OF ESCROW FUND

     During the term of this Escrow Agreement, Escrow Agent shall cause the Escrow Fund to be invested in liquid and fixed income investments that meet or exceed the following criteria: For fixed income the par value of the issue shall be at least $100 million and of a quality rated BBB by Standard & Poors of Baa by Moody's; For liquid investments U.S. Treasury Issues, Negotiate Certificate of Deposit at commercial banks rated A-1 by Stand & Poors, Jumbo Certificates of Deposit limited to $100,000 per institution and a total value of $1,000,000, A-1/P-1 rated Commercial Paper, Repurchase Agreements collateralized by U.S. Treasury and Agency Securities, Bankers Acceptances of banks rated at least "A" or better, Federal Agency Issues, and Money Market Mutual or bank STIF funds or similar liquid funds where the quality is consistent with the above instruments.

     The Escrow Agent shall have the right to liquidate any investments held, in order to provide funds necessary to make required payments under this Escrow Agreement. The Escrow Agent in its capacity as escrow agent hereunder shall not have any liability for any loss sustained as a result of any investment made pursuant to the instructions of the parties hereto or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrow Fund or any earnings thereon.

     Any returns or gains on investment will be for Cole's account, and Cole will bear the risk of loss on any investment of the Escrow Fund. Under no circumstances will the Company be required to pay Cole any additional monies as a result of the loss or other restriction on the disbursement of funds from the Escrow Fund.

3.   DISPOSITION AND TERMINATION.

         (a) The Escrow Agent shall deliver the Escrow Fund upon, and in accordance with, the following:

                  (i) Unless the Escrow Agent shall receive a written notice from the SEC (the "SEC Notice") prior to the close of business on (90 days from the date hereof) (the "Primary Release Date"), which notice sets forth that the conditions set forth in Section 21C(c)(3)(B)(i) of the Securities Exchange Act of 1934 have been satisfied and a federal district court has determined that the escrow should remain in effect beyond the Primary Release Date, the Escrow Fund shall, without any further notice or statement to the Escrow Agent, be delivered to Cole on the Primary Release Date; and

                  (ii) If the Escrow Agent receives the SEC Notice prior to the close of business on the Primary Release Date it shall retain the Escrow Fund until it receives joint written instructions, executed by both Cole and the SEC, authorizing the release of the Escrow Fund

     (the "JOINT INSTRUCTION"). Upon receipt of a Joint Instruction, the Escrow Fund shall be released in accordance with the terms of the Joint Instruction.

         (b) Notwithstanding any of the foregoing, the Escrow Fund shall be released, at any point in time, as directed by a Joint Instruction.

         (c) Upon receipt of a SEC Notice, the Escrow Agent shall promptly give written notice and a copy thereof to Cole and the Company. The Escrow Agreement shall promptly give written notice to the company of any release of the Escrow Fund.

         (d) If at any time Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Fund (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Escrow Fund), Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate.

         (e) Upon the release from escrow of all of the Escrow Fund in accordance with this Agreement, this Agreement and the duties and obligations of the Escrow Agent hereunder shall be terminated.

4. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein.

5. The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payments which may be due it hereunder.

6. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Escrow Agent's willful misconduct or gross negligence was the primary cause of any loss to Cole or the Company. In the administration of the escrow account hereunder, the Escrow Agent may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may, consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

7. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice to Cole and the Company in writing of such resignation specifying a date when such resignation shall take effect. The Escrow Agent shall have the right to withhold an amount equal to the amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement.

8. The Company hereby agrees to (a) pay the Escrow Agent upon execution of this Escrow Agreement reasonable compensation for the services to be rendered hereunder, as described in Schedule 1 attached hereto, and (b) pay or reimburse the Escrow Agent upon request for all out-of-pocket expenses, disbursement and advances, including reasonable attorney's fees, incurred or made by it in connection with the execution, performance, delivery modification and termination of this Escrow Agreement.

9. The Company and Cole shall jointly and not severally indemnify, defend and save harmless the Escrow Agent from all loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with (a) its execution and performance of this Agreement, except to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of the Escrow Agent, or (b) its following any instructions or other directions from the Cole or Company believed by it to be genuine and to have been signed by the proper party or parties, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. Anything in this agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

10. The parties hereto that are U.S. legal entities, except the Escrow Agent, shall, in the notice section of this agreement, provide the Escrow Agent with their Tax Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or other income earned under the Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

11. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement and no other or further duties or responsibilities shall be implied other than the duty of good faith. The Escrow Agent shall not have any liability under, nor duty to inquire into the terms and provisions of any agreement or instructions, other than outlined in this Escrow Agreement.

12. All notices and communications hereunder shall be in writing and shall be deemed to be duly given upon receipt if delivered personally, sent by facsimile transmission (provided written receipt of which is confirmed), by certified mail, return receipt requested, or by a nationally recognized overnight courier, as follows:

                        If to the Escrow Agent, to:

                        Key Bank, N.A.
                        2101 Richmond Road

                        Beachwood, Ohio 44122
                        Attention: Gregory D. Gatto
                        FAX:
                        If to Cole to:

                        Jeffrey A. Cole
                        211 Esplanade Way
                        Palm Beach, Florida 33480

                        with copies to (which copy shall not constitute notice):

                        Akin Gump Strauss Hauer & Feld LLP
                        590 Madison Avenue
                        New York, New York 10022
                        Attn: Andrew L. Gaines
                        Fax: 212-872-1002

                        and

                        Akin Gump Strauss Hauer & Feld LLP
                        1333 New Hampshire Avenue, N.W.
                        Washington, D.C. 20036
                        Attn: Michael J. Madigan
                        Fax: 202-887-4288

                        If to the Company to:

                        Cole National Corporation
                        1925 Enterprise Parkway
                        Twinsburg, Ohio 44087
                        Attn: General Counsel
                        Fax: 330-486-4903
                        TIN: 34-1453189

     or at such other address as any of the above may have furnished to the other parties in writing. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communications as the Escrow Agent deems advisable.

13.      (a)      In the event funds transfer instructions are given (other than in writing at the time of execution of the Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the [person or persons designated on Schedule 2 hereto], and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

         (b) It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank, or an intermediary bank designated.

14. The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto.

15. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party without the prior written consent of the other parties.

16. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17. The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given by the parties hereto in accordance with this Escrow Agreement.

18. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.

19. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

20. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to its principles of conflicts of laws and any action brought hereunder shall be brought in the courts of the State of Ohio. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of said courts.

21. In the event that any party to this Escrow Agreement is unable to perform its obligations under the terms of this Escrow Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other cause reasonably beyond its control, such party shall not be liable for damages to the other parties for any unforeseeable damages resulting from such failure to perform. Performance under this Escrow Agreement shall resume when the affected party is able to perform substantially that party's duties.

22. Each party to this Agreement has an affirmative obligation to maintain the confidentiality of the terms and conditions of this Agreement and all attachments thereto, except where disclosure is necessary on a "need to know" basis to a party's attorney and/or tax or financial advisor, or others with a need to know, who, in turn, shall be advised by such party that they may not disclose or communicate the terms and conditions of the Agreement. Notwithstanding anything to the contrary herein or in any other written or oral understanding or agreement to which any party is subject or by which it is bound, each party (and its representatives, agents and employees) may consult any tax advisor regarding the tax treatment and tax structure of the transaction contemplated by this Agreement and may at any time disclose to any person, without limitation of any kind, the tax treatment and tax structure of such transaction and all materials (including opinions or other tax analyses) that are provided relating to such treatment or structure. The preceding sentence is intended to satisfy the requirements for the transaction contemplated herein to avoid classification as a confidential transaction in accordance with Treasury Regulations Section 1.6011-4(b)(3) and shall be interpreted consistent with such intent.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date first above written.

                                           COLE NATIONAL CORPORATION

                                           By: /s/Leslie D. Dunn
                                               ----------------------------
                                           Name:  Leslie D. Dunn
                                           Title: Senior Vice President

                                           /s/Jeffrey Cole
                                           --------------------------------
                                           JEFFREY COLE

                                           ESCROW AGENT:
                                           KEY BANK, N.A.

                                           By: /s/ Gregory D. Gatto
                                               ----------------------------
                                           Name:  Gregory D. Gatto
                                           Title: Senior Vice President